Exhibit 8.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

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Direct Dial Number	E-mail Address

CONFIDENTIAL

August 21, 2018

People’s United Financial, Inc.

850 Main Street

Bridgeport, CT 06604

Re: People’s United Financial, Inc./ First Connecticut Bancorp, Inc. Merger

Ladies and Gentlemen:

We have acted as counsel to People’s United Financial, Inc., a Delaware corporation (“People’s”), in connection with the Merger, as defined and described in the Agreement and Plan of Merger, dated as of June 18, 2018 (the “Agreement”), by and between People’s and First Connecticut Bancorp, Inc., a Maryland corporation (“Bancorp”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-226342) (as amended, the “Registration Statement”) of People’s, including the joint proxy statement/information statement and prospectus forming a part thereof, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Merger pursuant to the Agreement.

We have examined (i) the Agreement, (ii) the Registration Statement and (iii) the representation letters of People’s and Bancorp delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by People’s and Bancorp in the Agreement and in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation

BEIJING         HONG KONG         HOUSTON         LONDON         LOS ANGELES         PALO ALTO         SAO PAULO         SEOUL         TOKYO         WASHINGTON, D.C.

People’s United Financial, Inc.	Simpson Thacher & Bartlett LLP August 21, 2018

Letters “to the knowledge of’, or based on the belief of People’s and Bancorp or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements made in the Registration Statement under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters described therein in all material respects.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP